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                                                                    Exhibit 99.2
                                                                    ------------


                                        VOTE BY TELEPHONE

                                        Have your proxy card available when you
                                        CALL THE TOLL-FREE NUMBER 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

                                        VOTE BY INTERNET

                                        Have your proxy card available when you
                                        ACCESS THE WEBSITE
                                        http://www.votefast.com. You will be
                                        prompted to enter your control number
                                        and then you can follow the simple
                                        prompts that will be presented to you to record your vote.

                                        Delaware law allows proxy voting by
                                        electronic means.

                                        VOTE BY MAIL

                                        Please mark, sign and date your proxy
                                        card and return it in the postage-paid
                                        envelope provided or return it to:
                                        Corporate Election Services, P.O. Box
                                        1150, Pittsburgh, Pennsylvania 15230.

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  VOTE BY TELEPHONE             VOTE BY INTERNET                VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE and           Return your proxy
   Touch-Tone phone              Cast your vote              in the POSTAGE-PAID
    1-800-250-9081          http://www.votefast.com           envelope provided
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                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone and internet vote MUST BE RECEIVED BY 11:59 P.M. EASTERN STANDARD
        TIME ON NOVEMBER 20, 2000 to be counted in the final tabulation.

  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

                    =========================================
                     YOUR CONTROL NUMBER IS:
                    =========================================


  IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS
                PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

         * PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. *

OTTAWA FINANCIAL CORPORATION                                     REVOCABLE PROXY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF SHAREHOLDERS ON NOVEMBER 21, 2000.

The undersigned being a shareholder of Ottawa Financial Corporation ("Ottawa") hereby appoints Gordon H. Cunningham, Douglas J. Iverson and Ronald L. Haan, directors of Ottawa, or any one of them, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Ottawa which the undersigned is entitled to vote at the special meeting of shareholders, to be held at Holiday Inn and Conference Center, 650 East 24th Street, Holland, Michigan, on November 21, 2000 at 3:00 p.m., and at any and all adjournments or postponements thereof. The affirmative vote of a majority of the shares represented at the special meeting may authorize the adjournment of the special meeting; provided, however, that no proxy which is voted against the affiliation agreement will be voted in favor of adjournment to solicit further proxies for the affiliation agreement.

The undersigned acknowledges receipt from Ottawa prior to the execution of this proxy of notice of the special meeting and a proxy statement/prospectus dated October __, 2000.

                               -------------------------------------------------

                               -------------------------------------------------
                                Please sign exactly as your name appears hereon. When signing as attorney, executor, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                Date:                                     , 2000
                                      ------------------------------------

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  IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS
                PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

          *PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE AFFILIATION AGREEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                     FOR   AGAINST   ABSTAIN
1.   Proposal to adopt an affiliation agreement      [_]     [_]       [_]
     dated as of August 31, 2000 between Fifth
     Third Bancorp and Ottawa..................